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                                                                      Exhibit 11

                               AEP INDUSTRIES INC.
        COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
                For the Three and Six Months Ended April 30, 1996
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

                                        For the Three Months Ended April 30, 1996       For the Six Months Ended April 30, 1996
                                        -----------------------------------------       -----------------------------------------
                                            Number of              Weighted Average    Number of                Weighted Average
                              Shares of       Days       Days in   Number of Shares      Days        Days in    Number of Shares
                            Common Stock   Outstanding    Period      Outstanding     Outstanding    Period        Outstanding
                            ------------   -----------   -------   ----------------   -----------    -------    -----------------
        1996
- -----------------------
November 1 - January 31        4,804,225                               4,804,225                                      4,804,225
Shares Issued:
November 14                          450          90         90              450           169         182                  418
December 31                        8,265          90         90            8,265           122         182                5,540
January 5                            225          90         90              225           117         182                  145
February 15                          450          76         90              380            76         182                  188
March 1                              900          61         90              610            61         182                  302
March 4                            1,500          58         90              967            58         182                  478
March 15                           9,038          47         90            4,720            47         182                2,334
March 18                        (168,000)         44         90          (82,133)           44         182              (40,615)
April 6                            8,848          25         90            2,458            25         182                1,215
April 8                              200          23         90               51            23         182                   25
April 12                             100          19         90               21            19         182                   10
April 17                             900          14         90              140            14         182                   69
                               ---------                               ---------                                      ---------
Total Weighted Average Shares  4,667,101                               4,740,378                                      4,774,334
Total Dilutive Stock options           -                                 165,988                                        156,305
                               ---------                               ---------                                      ---------
     Total Shares              4,667,101                               4,906,366                                      4,930,639
                               ---------                               ---------                                      ---------
                               ---------                               ---------                                      ---------

        1995
- -----------------------
November 1 - April 30          7,367,921                               7,367,921                                      7,367,921
Shares Issued:
December 7, 1994                   2,400          89         89            2,400           175         181                2,320
December 19, 1994                    600          89         89              600           163         181                  540
January 1, 1995                    4,652          89         89            4,652           120         181                3,084
January 24, 1995                   3,000          89         89            3,000            97         181                1,608
January 24, 1995                   1,500          89         89            1,500            97         181                  804
February 15, 1995                    600          75         89              506            75         181                  249
March 1, 1995                        600          61         89              411            61         181                  202
March 15, 1995                     2,400          47         89            1,267            47         181                  623
March 15, 1995                     2,000          47         89            1,056            47         181                  519
March 16, 1995                     4,500          46         89            2,326            46         181                1,144
April 12, 1995                    10,000          19         89            2,135            19         181                1,050
Arpil 12, 1995                       200          19         89               43            19         181                   21
April 13, 1995                     3,000          18         89              607            18         181                  298
April 17, 1995                     3,000          14         89              472            14         181                  232
                               ---------                               ---------                                      ---------
                               7,406,373                               7,388,895                                      7,380,616
                               ---------                               ---------                                      ---------
                               ---------                               ---------                                      ---------
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